UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

LANDCADIA HOLDINGS II, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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In connection with the proposed business combination between Landcadia Holdings II, Inc. and Golden Nugget Online Gaming, Inc. (“GNOG”), on August 18, 2020, GNOG issued a press release announcing its selected financial results for the second quarter ended June 30, 2020. A copy of such press release is being filed herewith as soliciting material.

Golden Nugget Online Gaming Reports A Record Second Quarter

HOUSTON, Aug. 18, 2020 /PRNewswire/ -- Golden Nugget Online Gaming, Inc. ("GNOG" or the "Company") reported selected financial results for the second quarter of 2020. For the three months ended June 30, 2020, GNOG reported the following for its New Jersey operations:

•	Gross Gaming Revenues of $28.2 million, compared to $15.3 million during the same period in 2019, an increase of 85%,

•	Net Revenue of $24.8 million compared to $13.9 million during the same period in 2019, an increase of 78%,

•	Operating Income of $8.5 million versus $4.9 in the second quarter of 2019, a 74% increase.

“We are pleased with the continued strong revenue growth in New Jersey and our ongoing profitability.” said Tilman J. Fertitta, GNOG's owner.

Thomas Winter, Senior Vice President and General Manager of GNOG stated, "Our second quarter beat our target, supported by record players activity and Average Revenue per User (ARPU). Our online play has remained strong in July and into August, and we are confident that we will exceed our revenue and operating income forecast in New Jersey this year. We look forward to expanding our operations to Pennsylvania and Michigan, where our licensing process is ongoing. We are closely monitoring the legislative momentum in other states and, with the access to capital provided by the proposed transaction with Landcadia, we will seek to expand our US online gaming business, wherever regulations provide for profitable growth opportunities."

On June 28, 2020 GNOG entered into a transaction agreement with Landcadia Holdings II, Inc. (Nasdaq: LCA), a special purpose acquisition company ("Landcadia") whereby GNOG will become an indirect, wholly owned subsidiary of Landcadia, which will change its name to Golden Nugget Online Gaming, Inc.

About GNOG

Golden Nugget Online Gaming, Inc. is a leading online casino gaming company that is owned 100% by a company wholly owned by Tilman J. Fertitta. It is considered the market leader by its peers and was first to bring Live Dealer and Live Casino Floor to the United States online gaming market.

About Landcadia Holdings II, Inc.

Landcadia Holdings II, Inc. is a company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses that is co-sponsored by Tilman J. Fertitta and Jefferies Financial Group Inc.

Important Information About the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Landcadia has filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the "SEC"). Landcadia's stockholders and other interested persons are advised to read the preliminary proxy statement and, when available, the amendments thereto and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about GNOG, Landcadia and the proposed transaction. When available, the definitive proxy statement and other relevant materials for the proposed transaction will be mailed to stockholders of Landcadia as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC's web site at www.sec.gov, or by directing a request to: Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

Landcadia and its directors and executive officers may be deemed participants in the solicitation of proxies from Landcadia's stockholders with respect to the proposed transaction. A list of the names of those directors and executive officers and a description of their interests in Landcadia and the proposed transaction is contained in the preliminary proxy statement for the proposed transaction and will be included in the definitive proxy statement for the proposed transaction when available.

GNOG and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of Landcadia in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction is included in the preliminary proxy statement for the proposed transaction and will be included in the definitive proxy statement for the proposed transaction when available.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Landcadia's and GNOG's actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Landcadia's and GNOG's expectations with respect to future performance and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Landcadia's and GNOG's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive transaction agreement entered into in connection with the proposed transaction (the "Purchase Agreement"), (2) the outcome of any legal proceedings that may be instituted against Landcadia and GNOG following the announcement of the Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of Landcadia, certain regulatory approvals or satisfy other conditions to closing in the Purchase Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement or could otherwise cause the transaction to fail to close; (5) the impact of COVID-19 on GNOG's business and/or the ability of the parties to complete the proposed transaction; (6) the inability to obtain or maintain the listing of Landcadia's shares of common stock on Nasdaq following the proposed transaction; (7) the risk that the proposed transaction disrupts current plans and operations as a result of the announcement and consummation of the proposed transaction; (8) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of GNOG to grow and manage growth profitably and retain its key employees; (9) costs related to the proposed transaction; (10) changes in applicable laws or regulations; (11) the possibility that GNOG or Landcadia may be adversely affected by other economic, business, and/or competitive factors; and (12) other risks and uncertainties indicated from time to time in the proxy statement relating to the proposed transaction, including those under "Risk Factors" therein, and in Landcadia's other filings with the SEC. Landcadia cautions that the foregoing list of factors is not exclusive. Landcadia cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Landcadia does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

CONTACT: Katelyn Roche Gosslee, Katelyn@dpwpr.com, Mary Ann Cuellar, MaryAnn@dpwpr.com, Dancie Perugini Ware Public Relations, 713-224-9115